Exhibit 99.1

For More Information, Contact:
John Neale	Laurie Berman/Rob Whetstone
QAD Senior Vice President and Treasurer	PondelWilkinson Inc.
805.566.5117	310.279.5980
investor@qad.com	investor@pondel.com

QAD ANNOUNCES FISCAL 2012 THIRD QUARTER FINANCIAL RESULTS

SANTA BARBARA, Calif. – November 22, 2011 – QAD Inc. (Nasdaq: QADA, QADB), a leading provider of enterprise business software and services for global manufacturing companies, today reported financial results for the fiscal 2012 third quarter ended October 31, 2011.

Total revenue grew 10 percent to $60.7 million for the third quarter of fiscal 2012, compared with $55.4 million for the third quarter of fiscal 2011.

License revenue totaled $7.2 million for the fiscal 2012 third quarter, versus $6.1 million for the fiscal 2011 third quarter.  Maintenance and other revenue was $34.0 million, compared with $33.8 million for last year’s third fiscal quarter.  Professional services revenue was $17.2 million, versus $14.0 million for the third quarter of fiscal 2011.  Subscription revenue, which includes QAD’s On Demand deployment option, was $2.3 million, compared with $1.6 million for last fiscal year's third quarter.  For comparative purposes, revenue results by category for the prior year period have been recast to enable the presentation of subscription revenue in that period.

Net income for the fiscal 2012 third quarter grew to $3.0 million, or $0.19 per diluted Class A share and $0.15 per diluted Class B share, versus net income of $1.7 million, or $0.10 per diluted Class A share and $0.09 per diluted Class B share, for the fiscal 2011 third quarter.

“We are pleased with our solid revenue performance and our continuing improved profitability, and are also encouraged by the increasing interest in our On Demand offering,” said Karl F. Lopker, CEO of QAD Inc.  “At the same time, we are closely watching the impact of the uncertain economic environment on our global customers’ businesses.”

Gross margin for the fiscal 2012 third quarter was $34.6 million, or 57 percent of total revenue, compared with $32.5 million, or 59 percent of total revenue, for the fiscal 2011 third quarter.

Total operating expenses amounted to $30.3 million, or 50 percent of total revenue, for the fiscal 2012 third quarter, compared with $28.6 million, or 52 percent of total revenue, for the same period last year.

Operating income for the fiscal 2012 third quarter was $4.3 million, which included $1.2 million in stock compensation expense, compared with operating income of $3.8 million, which included $1.4 million in stock compensation expense, for the third quarter of the prior fiscal year.

For the first nine months of fiscal 2012, revenue equaled $182.1 million, compared with $157.6 million for the first nine months of fiscal 2011.  Net income for the year-to-date period of fiscal 2012 was $7.1 million, or $0.44 per diluted Class A share and $0.37 per diluted Class B share, versus net income of $0.8 million, or $0.05 per Class A share and $0.04 per Class B share, for the same period last year.

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QAD Announces Fiscal 2012 Third Quarter Financial Results
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QAD’s cash and equivalents balance was $75.1 million at October 31, 2011, up from $67.3 million at the end of fiscal 2011.  Cash used by operations was $0.3 million for the third quarter of fiscal 2012, versus cash provided by operations of $2.4 million for the fiscal 2011 third quarter. For the first nine months of fiscal 2012, cash provided by operations was $13.1 million, compared with $16.1 million in the prior-year nine-month period.

Fiscal 2012 Third Quarter Highlights:

•	Received orders from 20 customers representing more than $500,000 each in combined license, support, subscription and services billings, including three orders in excess of $1.0 million;

•
Received license and On Demand orders from companies across QAD’s six vertical markets, including DRI Relays Inc., Medline Industries, Inc., Tech Group North America, Inc., Watts Water Technologies, Visteon Corporation, and Zodiac SA, among others;

•
Unveiled the latest release of the company’s enterprise resource planning (ERP) suite, QAD Enterprise Applications 2011.1 Enterprise Edition, and announced its availability in a series of user events in the U.S., China and Mexico;

•	Launched QAD Business Intelligence (BI) 3.5 featuring new mobile computing compatibility for faster, more convenient access to critical decision-making data; and

•
Announced a 20 percent increase in the company’s quarterly dividend to $0.072 per share of Class A common stock and $0.060 per share of Class B common stock, as well as a one million share repurchase program of Class A and/or Class B shares of QAD’s common stock.

Business Outlook
For the fourth quarter of fiscal 2012, QAD expects total revenue of approximately $63 million and earnings per diluted share of approximately $0.22 per diluted Class A share and $0.18 per diluted Class B share.

Calculation of Earnings Per Share
EPS is being reported based on the company’s dual-class share structure, and includes a calculation for both Class A and Class B shares.  Since Class A shares have rights to 120% of dividends paid on Class B shares, net income is now apportioned so that earnings per share attributable to a Class A share are 120% of earnings per share attributable to a Class B share.  For comparison purposes, prior period earnings per share calculations have been recast so as to incorporate the dual-class capital structure.

Investor Conference Call
QAD management will host an investor conference call today at 2:00 p.m. PT (5:00 p.m. ET) to review the company’s financial results and operations for the fiscal 2012 third quarter.  The conference call will be webcast live and is accessible through the investor relations section of QAD’s web site at www.qad.com, where it will be available for approximately one year.  Interested parties may participate in the call by dialing 800-230-1092.  A replay of the call will be accessible through November 30 by dialing 800-475-6701, access code 220922.

About QAD
QAD is a leading provider of enterprise applications for global manufacturing companies specializing in automotive, consumer products, electronics, food and beverage, industrial and life science products. QAD applications provide critical functionality for managing manufacturing resources and operations within and beyond the enterprise, enabling global manufacturers to collaborate with their customers, suppliers and partners to make and deliver the right product, at the right cost and at the right time. For more information about QAD, telephone +1 805-566-6000, or visit the QAD web site at http://www.qad.com.

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QAD Announces Fiscal 2012 Third Quarter Financial Results
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"QAD" is a registered trademark of QAD Inc.  All other products or company names herein may be trademarks of their respective owners.

Note to Investors: This press release contains certain forward-looking statements made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. , including, but not limited to, statements relating to the company’s revenue outlook and earnings per share outlook for the fourth quarter of  fiscal 2012. Words such as “expects”, “believes”, “anticipates”, “could”, “will likely result”, “estimates”, “intends”, “may”, “projects”, “should”, and variations of these words and similar expressions are intended to identify these forward looking statements.   Forward-looking statements are based on the company’s current expectations and assumptions regarding its business, the economy and future conditions. A number of risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements. These risks include, but are not limited to, evolving demand for the company's software products and products that operate with the company's products; the company's ability to sustain license and service demand; the company's ability to leverage changes in technology; the company's ability to sustain customer renewal rates at current levels; the publication of opinions by industry and financial analysts about the company, its products and technology; the reliability of estimates of transaction and integration costs and benefits; the entry of new competitors or new offerings by existing competitors and the associated announcement of new products and technological advances by them; delays in localizing the company's products for new or existing markets; the ability to recruit and retain key personnel; delays in sales as a result of lengthy sales cycles; changes in operating expenses, pricing, timing of new product releases, the method of product distribution or product mix; timely and effective integration of newly acquired businesses; general economic conditions; exchange rate fluctuations; and, the global political environment. In addition, revenue and earnings in the enterprise resource planning (ERP) software industry are subject to fluctuations. Software license revenue, in particular, is subject to variability with a significant proportion of revenue earned in the last month of each quarter. Given the high margins associated with license revenue, modest fluctuations can have a substantial impact on net income. Investors should not use any one quarter's results as a benchmark for future performance. For a more detailed description of the risk factors associated with the company and the industries in which it operates, please refer to the company's Annual Report on Form 10-K for fiscal 2011 ended January 31, 2011, and in particular, the section entitled “Risk Factors” therein, and in other periodic reports the company files with the Securities and Exchange Commission.

-- Financial Tables Follow –

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QAD Announces Fiscal 2012 Third Quarter Financial Results
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QAD Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2011	2010	2011	2010
Revenue:
License fees	$7,216	$6,071	$22,110	$17,813
Maintenance and other	34,011	33,777	103,742	96,592
Subscription fees	2,283	1,592	6,813	4,077
Professional services	17,223	13,969	49,428	39,073
Total revenue	60,733	55,409	182,093	157,555
Cost of revenue:
License	1,248	1,107	3,283	3,900
Maintenance, subscription and other	8,841	7,952	26,683	24,632
Professional services	16,066	13,862	49,095	38,529
Total cost of revenue	26,155	22,921	79,061	67,061
Gross profit	34,578	32,488	103,032	90,494
Operating expenses:
Sales and marketing	13,974	13,024	42,327	38,713
Research and development	8,811	8,134	26,531	26,280
General and administrative	7,495	7,486	22,605	22,654
Total operating expenses	30,280	28,644	91,463	87,647
Operating income	4,298	3,844	11,569	2,847
Other (income) expense:
Interest income	(188)	(140)	(470)	(384)
Interest expense	305	317	862	924
Other (income) expense, net	(41)	139	421	17
Total other expense	76	316	813	557
Income before income taxes	4,222	3,528	10,756	2,290
Income tax expense	1,212	1,855	3,656	1,522
Net income	$3,010	$1,673	$7,100	$768

Diluted Net Income per Share
Class A	$0.19	$0.10	$0.44	$0.05
Class B	$0.15	$0.09	$0.37	$0.04

Diluted Weighted Shares
Class A	13,382	13,427	13,286	13,391
Class B	3,301	3,357	3,292	3,348

QAD Announces Fiscal 2012 Third Quarter Financial Results
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QAD Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	October 31,	January 31,
	2011	2011
Assets
Current assets:
Cash and equivalents	$75,055	$67,276
Accounts receivable, net	40,922	65,620
Deferred tax assets, net	3,953	3,954
Other current assets	9,848	12,553
Total current assets	129,778	149,403

Property and equipment, net	33,226	33,795
Capitalized software costs, net	558	841
Goodwill	6,432	6,457
Long-term deferred tax assets, net	20,121	20,080
Other assets, net	2,992	2,518

Total assets	$193,107	$213,094

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$316	$304
Accounts payable and other current liabilities	34,515	40,894
Deferred revenue	73,914	94,453
Total current liabilities	108,745	135,651

Long-term debt	15,900	16,138
Other liabilities	5,381	5,214

Stockholders' equity:
Common stock	18	18
Additional paid-in capital	148,271	146,898
Treasury stock	(24,622)	(28,070)
Accumulated deficit	(51,482)	(54,438)
Accumulated other comprehensive loss	(9,104)	(8,317)
Total stockholders' equity	63,081	56,091

Total liabilities and stockholders' equity	$193,107	$213,094

QAD Announces Fiscal 2012 Third Quarter Financial Results
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QAD Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Nine Months Ended
	October 31,
	2011	2010

Net cash provided by operating activities	$13,052	$16,057

Cash flows from investing activities:
Purchase of property and equipment	(2,593)	(1,004)
Capitalized software costs	(167)	(297)
Other, net	(86)	(7)
Net cash used in investing activities	(2,846)	(1,308)

Cash flows from financing activities:
Repayments of debt	(226)	(215)
Tax payments, net of proceeds, related to stock awards	(642)	(335)
Excess tax benefits from share-based payment arrangements	24	-
Repurchase of stock	(569)	-
Dividends paid in cash	(1,431)	(1,934)
Net cash used in financing activities	(2,844)	(2,484)

Effect of exchange rates on cash and equivalents	417	791
Net increase in cash and equivalents	7,779	13,056
Cash and equivalents at beginning of period	67,276	44,678
Cash and equivalents at end of period	$75,055	$57,734